As filed with the Securities and Exchange Commission on April 13, 2018

Registration Statement No. 333-219206

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

13-4019460

(I.R.S. Employer Identification Number)

200 West Street

New York, NY 10282

(212) 902-1000

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

GOLDMAN SACHS CAPITAL I

GOLDMAN SACHS CAPITAL II

GOLDMAN SACHS CAPITAL III

GOLDMAN SACHS CAPITAL VI

GOLDMAN SACHS CAPITAL VII

GS FINANCE CORP.

(Exact name of each Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

20-6109925, 20-6109972, 34-2036412

34-2036414, 82-6291478, 26-0785112

(I.R.S. Employer Identification Number)

c/o The Goldman Sachs Group, Inc.

200 West Street

New York, NY 10282

(212) 902-1000

(Address, including zip code, and telephone number,

including area code, of each Registrant’s principal executive offices)

Kenneth L. Josselyn

The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

(212) 902-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Catherine M. Clarkin

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities of The Goldman Sachs Group, Inc.
Warrants of The Goldman Sachs Group, Inc.
Purchase Contracts of The Goldman Sachs Group, Inc.
Prepaid Purchase Contracts of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Units of The Goldman Sachs Group, Inc.(4)
Preferred Stock of The Goldman Sachs Group, Inc.
Depositary Shares of The Goldman Sachs Group, Inc.(5)
Capital Securities of
Goldman Sachs Capital VI and
Goldman Sachs Capital VII	(1)(2)	$4,897,379.68(1)(2)(3)
(collectively, the “Issuer Trusts”)
Debt Securities of GS Finance Corp.
Warrants of GS Finance Corp.
Units of GS Finance Corp.(6)
The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers(7)
The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)
The Goldman Sachs Group, Inc. Guarantees with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)
Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. In addition, this Registration Statement includes the following securities that may be reoffered and resold on an ongoing basis in market-making transactions by affiliates of the Registrants that were initially sold on the identified registration statements: $1,105,619,000.00 6.345% Capital Securities of Goldman Sachs Capital I Securities fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-112367), 766,738 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and 161,494 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and the guarantees related to the foregoing. All market-making reoffers and resales of securities described in this footnote that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.
(3)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, The Goldman Sachs Group, Inc. is deferring payment of the filing fees relating to the securities that are registered and available for sale under Registration Statement No. 333-219206, except for (a) $3,735,000.00 of filing fees that have been paid on the date of this Post-Effective Amendment No. 1 with regard to $30,000,000,000.00 aggregate initial offering price of securities that are available for sale in future offerings and (b) $1,162,382.00 of filing fees that were previously paid with regard to $10,029,160,319.00 aggregate initial offering price of securities that are available for sale in future offerings. The filing fees referenced above have been paid in advance of any future offerings of these securities.
(4)	Each unit of The Goldman Sachs Group, Inc. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares or common stock of The Goldman Sachs Group, Inc., as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.
(5)	Each depositary share of The Goldman Sachs Group, Inc. will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of The Goldman Sachs Group, Inc. and will be evidenced by a depositary receipt.
(6)	Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in (i) one or more debt securities and warrants of GS Finance Corp. or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.
(7)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of the Issuer Trusts, or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.
(8)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to certain certificates of deposit to be issued at any time and from time to time by Goldman Sachs Bank USA, a New York State-chartered bank and a banking subsidiary of The Goldman Sachs Group, Inc. (“GS Bank”), or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantees or other obligations.
(9)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to notes and deposit notes to be issued at any time and from time to time by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantee or other obligations.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-219206) is being filed for the purpose of paying in advance filing fees with respect to an additional $30,000,000,000.00 initial offering price of securities that may be offered and sold from time to time hereunder and reflecting, in Item 14. “Other Expenses of Issuance and Distribution” in Part II, the related registration fees that have been paid with respect thereto. In addition, certain ministerial updates have been made to Item 16. No changes or additions are being made hereby to the prospectuses existing on the date hereof relating to the securities to be issued from time to time by the registrants, which remain a part of the Registration Statement, or any other item in Part II of the Registration Statement, and therefore such existing prospectuses and other items have been omitted. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated other than the SEC registration fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this Registration Statement:

	Amount to be paid
SEC registration fees	$7,964,515.00	*
Legal fees and expenses	606,000.00
Fees and expenses of qualification under state securities laws (including legal fees)	0.00
Accounting fees and expenses	15,000.00
Printing fees	225,000.00
Rating agency fees	4,800,000.00
Trustee’s fees and expenses	10,500.00

Total	$13,621,015.00

*	This includes (a) $4,894,000.00 of fees paid in accordance with Rule 457(o) and (b) $3,070,515.00 of fees carried forward pursuant to Rule 457(p). Other filing fees are deferred in accordance with Rules 456(b) and 457(r).

This Registration Statement relates to an unspecified aggregate initial offering price or number of the securities of each class identified in the fee table on the cover page of this Registration Statement. Because these aggregate amounts are not known, the estimates provided above relate to the expenses of filing this Registration Statement. This expense estimate will appear with respect to each particular offering of securities in the 424(b) filing relating to such securities.

Item 16.	Exhibits.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series N of The Goldman Sachs Group, Inc.	**

1.4	Distribution Agreement, dated as of February 14, 2006, for warrants of The Goldman Sachs Group, Inc.	Exhibit 1.4 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.6	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.7	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	**

1.8	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.11	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

1.12	Form of Underwriting Agreement for capital securities.	Exhibit 1.8 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-105242), filed on January 30, 2004.

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.14	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.15	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.18	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.20	Form of Underwriting Agreement for units of GS Finance Corp.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.21	Form of Brokerage Agreement relating to Guaranteed Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

1.22	Form of Distribution Agreement relating to Guaranteed Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.21 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

1.23	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on April 6, 2009.

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E, F, J, K, L, M, N, O and P.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended December 31, 2017, filed on February 26, 2018 (SEC Accession No. 0001193125-18-056383).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999 (SEC Accession No. 0000950123-99-006065).

4.4	Form of Senior Debt Indenture (which became the Senior Debt Indenture, dated as of July 16, 2008), between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.5	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended November 28, 2003, filed on February 24, 2004 (SEC Accession No. 0000950123-04-002239).

4.6	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004 (SEC Accession No. 0000950123-04-004278).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.8	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.9	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.10	Certificate of Trust of Goldman Sachs Capital IV, renamed Goldman Sachs Capital II.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as Goldman Sachs Capital II), dated as of March 23, 2016.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016 (SEC Accession No. 0001193125-16-515160).

4.12	Guarantee Agreement for Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV), dated as of March 23, 2016.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.13	Certificate of Trust of Goldman Sachs Capital V, renamed Goldman Sachs Capital III.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.14	Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.15	Guarantee Agreement for Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V), dated as of March 23, 2016.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.16	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.17	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.18	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.19	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.20	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Certificate of Trust of Goldman Sachs Capital VII.	**

4.22	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VII.	**

4.23	Trust Agreement for Goldman Sachs Capital VII.	**

4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VII.	**

4.25	Form of Guarantee Agreement for Goldman Sachs Capital VII.	**

4.26	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.27	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.28	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.29	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 28, 2005 (SEC Accession No. 0000950123-05-012765).

4.30	Letter Agreement, dated as of October 18, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012 (SEC Accession No. 0001193125-12-432663).

4.31	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.32	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.33	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

4.34	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.35	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.36	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.37	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on February 3, 2006.

4.38	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.39	Form of fixed/floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.40	Form of subordinated debt securities of The Goldman Sachs Group, Inc.	**

4.41	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.42	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.43	Form of Floating Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	**

4.44	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.45	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.47 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.46	Form of Fixed Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	**

4.47	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.49	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.50	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.51	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007 (SEC Accession No. 0000891092-07-002589).

4.52	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.53	Form of Index-Linked Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 19, 2017.

4.54	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	Exhibit 4.53 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-176914), filed on September 19, 2011.

4.55	Specimen Master Medium-Term Note, Series D, dated September 15, 2014, of The Goldman Sachs Group, Inc.	Exhibit 4.55 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.56	Specimen Master Medium-Term Note, Series N, dated July 10, 2017, of The Goldman Sachs Group, Inc.	**

4.57	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.58	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.59	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.60	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.61	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.62	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.63	Form of Capital Securities of the Issuer Trusts (included in Declarations of Trust).

4.64	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.65	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.66	First Supplemental Indenture, dated as of February 20, 2015, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the year ended December 31, 2014, filed on February 23, 2015 (SEC Accession No. 0001193125-15-056785).

4.67	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.68	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.69	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.70	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.65).

4.71	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.72	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.73	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.74	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.75	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.76	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.80 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.77	Specimen Master Medium-Term Note, Series E, dated July 10, 2017, of GS Finance Corp.	**

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

4.79	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.65).

4.80	Amended and Restated General Guarantee Agreement, dated November 21, 2011, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on November 21, 2011 (SEC Accession No. 0001193125-11-318556).

4.81	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.82	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.83	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.84	Fourth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.92 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

4.85	Fifth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.93 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

4.86	Sixth Supplemental Indenture, dated as of March 9, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 9, 2012 (SEC Accession No. 0001193125-12-107133).

4.87	Seventh Supplemental Indenture, dated as of July 20, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on July 20, 2012 (SEC Accession No. 0001193125-12-308986).

4.88	Ninth Supplemental Subordinated Indenture, dated as of May 20, 2015, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on May 22, 2015 (SEC Accession No. 0001193125-15-198785).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.89	Tenth Supplemental Subordinated Indenture, dated as of July 7, 2017, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	**

4.90	Fourth Supplemental Senior Debt Indenture, dated as of December 31, 2016, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to the senior notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 6, 2017 (SEC Accession No. 0001193125-17-004649).

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI and Goldman Sachs Capital VII.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

5.6	Opinion of Sidley Austin LLP as to the legality of certain debt securities of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of The Goldman Sachs Group, Inc., (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc., and (iii) capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

8.2	Tax Opinion of Sidley Austin LLP relating to certain debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

8.3	Tax Opinion of Sidley Austin LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended December 31, 2017, filed on February 26, 2018 (SEC Accession No. 0001193125-18-056383).

15.1	Letter regarding Unaudited Interim Financial Information.	**

23.1	Consent of Independent Registered Public Accounting Firm.	**

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4 and 8.1 above).

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5, 5.6, 8.2 and 8.3 above).

24.1	Powers of Attorney (included on signature pages).	**

25.1	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.2	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of The Bank of New York Mellon as subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.4	Statement of Eligibility of The Bank of New York Mellon, as warrant trustee, with respect to the Warrant Indenture dated as of February 14, 2016 between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.5	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as as Goldman Sachs Capital II), dated as of March 23, 2016.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VII.	**

25.10	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital I.	**

25.11	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital II.	**

25.12	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital III.	**

25.13	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VI.	**

25.14	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VII.	**

25.15	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.16	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Goldman Sachs Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-219206) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 13th day of April, 2018.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ R. MARTIN CHAVEZ
Name: R. Martin Chavez
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of April, 2018.

Title	Signature

Director, Chairman and Chief Executive Officer (Principal Executive Officer)	* Lloyd C. Blankfein

Director	* M. Michele Burns

Director	* Mark A. Flaherty

Director	* William W. George

Director	* James A. Johnson

Director	* Ellen J. Kullman

Director	* Lakshmi N. Mittal

Director	* Adebayo O. Ogunlesi

Director	* Peter Oppenheimer

Director	* David A. Viniar

Director	* Mark O. Winkelman

Principal Accounting Officer	* Brian J. Lee

Title	Signature

Chief Financial Officer (Principal Financial Officer)	/s/ R. MARTIN CHAVEZ R. Martin Chavez

*By:	/s/ R. MARTIN CHAVEZ
Name: R. Martin Chavez
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-219206) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of April, 2018.

GOLDMAN SACHS CAPITAL I

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ JANE KELSEY
Name: Jane Kelsey
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-219206) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of April, 2018.

GOLDMAN SACHS CAPITAL II

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/s/ JANE KELSEY
Name: Jane Kelsey
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-219206) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of April, 2018.

GOLDMAN SACHS CAPITAL III

By:	The Goldman Sachs Group, Inc., as Sponsor

By:	/s/ JANE KELSEY
Name: Jane Kelsey
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-219206) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of April, 2018.

GOLDMAN SACHS CAPITAL VI

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ JANE KELSEY
Name: Jane Kelsey
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-219206) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of April, 2018.

GOLDMAN SACHS CAPITAL VII

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ JANE KELSEY
Name: Jane Kelsey
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, GS Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-219206) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of April, 2018.

GS FINANCE CORP.

By:	/s/ JANE KELSEY
Name: Jane Kelsey
Title: President

INDEX TO EXHIBITS

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series N of The Goldman Sachs Group, Inc.	**

1.4	Distribution Agreement, dated as of February 14, 2006, for warrants of The Goldman Sachs Group, Inc.	Exhibit 1.4 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

1.6	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.7	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	**

1.8	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.11	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

1.12	Form of Underwriting Agreement for capital securities.	Exhibit 1.8 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-105242), filed on January 30, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.14	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.15	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.18	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.20	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.21	Form of Brokerage Agreement relating to Guaranteed Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

1.22	Form of Distribution Agreement relating to Guaranteed Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.21 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

1.23	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on April 6, 2009.

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E, F, J, K, L, M, N, O and P.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended December 31, 2017, filed on February 26, 2018 (SEC Accession No. 0001193125-18-056383).

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999 (SEC Accession No. 0000950123-99-006065).

4.4	Form of Senior Debt Indenture (which became the Senior Debt Indenture, dated as of July 16, 2008), between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.5	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended November 28, 2003, filed on February 24, 2004 (SEC Accession No. 0000950123-04-002239).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.6	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004 (SEC Accession No. 0000950123-04-004278).

4.8	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.9	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.10	Certificate of Trust of Goldman Sachs Capital IV, renamed Goldman Sachs Capital II.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as Goldman Sachs Capital II), dated as of March 23, 2016.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016 (SEC Accession No. 0001193125-16-515160).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.12	Guarantee Agreement for Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV), dated as of March 23, 2016.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.13	Certificate of Trust of Goldman Sachs Capital V, renamed Goldman Sachs Capital III.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.14	Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.15	Guarantee Agreement for Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V), dated as of March 23, 2016.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.16	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.17	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.18	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.19	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.20	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Certificate of Trust of Goldman Sachs Capital VII.	**

4.22	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VII.	**

4.23	Trust Agreement for Goldman Sachs Capital VII.	**

4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VII.	**

4.25	Form of Guarantee Agreement for Goldman Sachs Capital VII.	**

4.26	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

4.27	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.28	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.29	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 28, 2005 (SEC Accession No. 0000950123-05-012765).

4.30	Letter Agreement, dated as of October 18, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012 (SEC Accession No. 0001193125-12-432663).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.31	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.32	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.33	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

4.34	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.35	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.36	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.37	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on February 3, 2006.

4.38	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.39	Form of fixed/floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.40	Form of subordinated debt securities of The Goldman Sachs Group, Inc.	**

4.41	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.42	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.43	Form of Floating Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	**

4.44	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.45	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.47 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.46	Form of Fixed Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	**

4.47	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.49	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.50	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.51	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007 (SEC Accession No. 0000891092-07-002589).

4.52	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.53	Form of Index-Linked Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 19, 2017.

4.54	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	Exhibit 4.53 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-176914), filed on September 19, 2011.

4.55	Specimen Master Medium-Term Note, Series D, dated September 15, 2014, of The Goldman Sachs Group, Inc.	Exhibit 4.55 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.56	Specimen Master Medium-Term Note, Series N, dated July 10, 2017, of The Goldman Sachs Group, Inc.	**

4.57	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.58	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.59	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.60	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.61	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.62	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.63	Form of Capital Securities of the Issuer Trusts (included in Declarations of Trust).

4.64	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.65	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.66	First Supplemental Indenture, dated as of February 20, 2015, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the year ended December 31, 2014, filed on February 23, 2015 (SEC Accession No. 0001193125-15-056785).

4.67	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.68	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.69	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.70	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.65).

4.71	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.72	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.73	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.74	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.75	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.76	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.80 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.77	Specimen Master Medium-Term Note, Series E, dated July 10, 2017, of GS Finance Corp.	**

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.79	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.65).

4.80	Amended and Restated General Guarantee Agreement, dated November 21, 2011, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on November 21, 2011 (SEC Accession No. 0001193125-11-318556).

4.81	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.82	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.83	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.84	Fourth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.92 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

4.85	Fifth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.93 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.86	Sixth Supplemental Indenture, dated as of March 9, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 9, 2012 (SEC Accession No. 0001193125-12-107133).

4.87	Seventh Supplemental Indenture, dated as of July 20, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on July 20, 2012 (SEC Accession No. 0001193125-12-308986).

4.88	Ninth Supplemental Subordinated Indenture, dated as of May 20, 2015, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on May 22, 2015 (SEC Accession No. 0001193125-15-198785).

4.89	Tenth Supplemental Subordinated Indenture, dated as of July 7, 2017, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	**

4.90	Fourth Supplemental Senior Debt Indenture, dated as of December 31, 2016, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to the senior notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 6, 2017 (SEC Accession No. 0001193125-17-004649).

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI and Goldman Sachs Capital VII.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

5.6	Opinion of Sidley Austin LLP as to the legality of certain debt securities of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of The Goldman Sachs Group, Inc., (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc., and (iii) capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sidley Austin LLP relating to certain debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

8.3	Tax Opinion of Sidley Austin LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended December 31, 2017, filed on February 26, 2018 (SEC Accession No. 0001193125-18-056383).

15.1	Letter regarding Unaudited Interim Financial Information.	**

23.1	Consent of Independent Registered Public Accounting Firm.	**

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4 and 8.1 above).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5, 5.6, 8.2 and 8.3 above).

24.1	Powers of Attorney (included on signature pages).	**

25.1	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.2	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of The Bank of New York Mellon as subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.4	Statement of Eligibility of The Bank of New York Mellon, as warrant trustee, with respect to the Warrant Indenture dated as of February 14, 2016 between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as as Goldman Sachs Capital II), dated as of March 23, 2016.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VII.	**

25.10	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital I.	**

25.11	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital II.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.12	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital III.	**

25.13	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VI.	**

25.14	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VII.	**

25.15	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.16	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.
**	Previously filed.